Exhibit 4.1

REVANCE THERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 29th day of March, 2013, by and among REVANCE THERAPEUTICS, INC., a Delaware corporation (the “Company”) and certain of the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “New Investors”) are purchasing shares of the Company’s Series E-5 Preferred Stock (the “Series E-5 Stock”), pursuant to that certain Amended and Restated Series E-5 Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of March 29, 2013 and as amended from time to time (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and/or Series D Preferred Stock, which are being converted into shares of the Company’s Series E-1 Preferred Stock (“Series E-1 Stock”), Series E-2 Preferred Stock (“Series E-2 Stock”), and Series E-3 Preferred Stock (“Series E-3 Stock”), in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation filed on or around the date hereof (the “Charter”);

WHEREAS, certain of the New Investors and/or Prior Investors are also holders of the Company’s Series E-4 Preferred Stock (“Series E-4 Stock” and together with the Series E-5 Stock, Series E-3 Stock, Series E-2 Stock and Series E-1 Stock, the “Preferred Stock”) pursuant to the terms of the conversion of outstanding convertible promissory notes (the “Note Conversion”) issued in connection with the Company’s Note and Warrant Purchase Agreement dated as of January 24, 2011 and as amended (the “Note Purchase Agreement”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated December 8, 2009 (the “Prior Agreement”);

WHEREAS, the New Investors have conditioned the purchase of Series E-5 Stock on the amendment and restatement of the Prior Agreement on the terms and conditions contained herein;

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing and the Note Conversion, the parties desire to enter into this Agreement in order to grant the registration rights, information rights, and other rights as set forth below.

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NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(d) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e) “Intellectual Property Rights” shall mean all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, and (ii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (iii) copies and tangible embodiments thereof.

(f) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock, (b) Common Stock of the Company issuable or issued upon exercise of the warrants issued pursuant to the Note Purchase Agreement or the Purchase Agreement, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 of the Securities Act) could be sold without restriction under Rule 144(b)(1) of the Securities Act within a ninety (90) day period.

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(h) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j) “SEC” or “Commission” means the Securities and Exchange Commission.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m) “Shares” shall mean the Company’s Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(n) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After the closing of an Initial Offering that satisfies the criteria set forth in Article IV, Section 5(l)(i)(B) or (C) of the Company’s Charter, the Company will not require the transferee to be bound by the terms of this Agreement.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (A) to any of its affiliates (as such term is defined in the rules and

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regulations promulgated under the Securities Act and including, but not limited to, an affiliated fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, each an “Affiliated Entity”), (B) a partnership transferring to its partners or former partners in accordance with partnership interests, (C) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (D) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT IS AVAILABLE.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 25% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the

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Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) after the Company has effected two (2) registrations (other than on Form S-3 or any equivalent successor form) pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective and provided, in the case of a public offering other than the Initial Offering, that the Initiating Holders were permitted to register such shares as requested to be registered pursuant to Section 2.3 hereof without reduction by the underwriter thereof; provided that for this purpose, a withdrawn registration will not count unless it has been closed or withdrawn by the Investors (other than as a result of a material adverse change to the Company);

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

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(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements and registration statements relating to an Initial Offering) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by

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written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five million dollars ($5,000,000), or

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that the right to delay a request under Section 2.2(c)(v) and this

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Section 2.4(b)(iv) shall be exercised by the Company not more than once in any twelve (12) month period,

(v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registration statements on Form S-3 for the Holders pursuant to Section 2.4, or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Board reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The

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Company may extend the Suspension Period for an additional consecutive thirty (30) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Any suspension with this Section 2.6(a) shall be in lieu of, and not in addition to, any filing delay pursuant to Sections 2.2(c)(v) or 2.4(b)(iv).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions (unless the Company is already subject to service in any such jurisdiction and except as may be required by the Securities Act).

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an

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opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Make available for inspection by each Holder of Registrable Securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration, provided, however, that the Company shall be under no obligation to disclose to any party information which it deems to be sensitive or confidential in nature and not otherwise required to be disclosed in the opinion of counsel to the Company, and provided further that if, in the good faith belief of the Company or its counsel, such disclosure would potentially violate the rules and regulations promulgated under the Securities Act of 1933, as amended, or the Exchange Act, as amended, including any rules or interpretations set forth by the Commission or any applicable trading exchange (including Nasdaq), it may notify the seller, underwriter, attorney or accountant of such belief and shall be under no further obligation with regard to disclosure of or access to the requested subject matter.

(i) Cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least five business days prior to any sale of Registrable Securities.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in

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the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, manager or retired manager, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company (and in the case of a Holder that is a U.S. limited partnership, current and former limited partners, general partners, managers, members and principals of such Holder or any general partner of such Holder), (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity including, without limitation, an Affiliated Entity) with such Holder, provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such

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transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder (i) rights to demand the registration of their shares, or to include their shares in a registration statement that would reduce the number of shares includable by the Holders or (ii) any other registration rights senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) (i) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act other than for the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that, with respect to (i) and (ii) above, all officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Except to the extent approved by the holders of a majority of the then outstanding Registrable Securities, the Company agrees that it shall not release any Holder (or any officer or director referred to hereinabove) from the obligations imposed pursuant to this Section 2.11 unless all Holders are so released on a proportionate basis relative to their ownership of Registrable Securities.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

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(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization in which the holders of 80% of the Company’s capital stock prior to such merger, consolidation, reorganization or recapitalization continue to hold at least 80% of the Company’s capital stock following such merger, consolidation, reorganization or recapitalization, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Shares as so changed.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) So long as an Investor (with its affiliates), shall own at least twelve and one half percent (12.5%) of the outstanding shares of Series E-1 Stock, twelve percent and one half percent (12.5%) of the outstanding shares of Series E-2 Stock (or in the case of Shepherd Ventures II, L.P. (“Shepherd”) and Palo Alto Fund II, L.P., so long as such Investor holds shares of Preferred Stock having an aggregate original issue price of at least $499,000), twelve and one half percent (12.5%) of the outstanding shares of Series E-3 Stock, twelve and one half percent (12.5%) of the outstanding shares of Series E-4 Stock or twelve and one half percent (12.5%) of the outstanding shares of Series E-5 Stock (each, a “Major Investor”), the Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year or as soon as practicable, an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto), in form and substance reasonably acceptable to the Major Investors; and (ii) as soon as practicable after the end of each quarter, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such quarter, and a statement of income and a statement of cash flows of the Company for such quarter and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the

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exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(c) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Major Investor an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income and statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board, or the audit committee thereof.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law; and provided, further, that any Investor may provide financial information to its partners or members as required by any partnership agreement or limited liability operating agreement.

3.4 Director and Officer Insurance. The Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance with terms reasonably satisfactory to the Investors and the Board.

3.5 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.6 Stock Vesting. Unless otherwise approved by a majority of the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting over a four year period as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years.

3.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board.

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3.8 Qualified Small Business. For so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.9 Directors’ Liability and Indemnification. The Charter and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.10 Preservation of Corporate Existence. The Company shall use its commercially reasonable efforts to preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or their ownership or lease of its properties.

3.11 Maintenance of Properties. The Company shall use its commercially reasonable efforts to maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

3.12 Payment of Taxes. The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid might become a material lien or charge upon any properties of the Company, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

3.13 Increase in Size of Authorized Shares under Equity Incentive Plan. The Company shall not increase the number of authorized shares issuable under the Company’s equity incentive plans in excess of 5,084,877 shares (as adjusted for stock splits and combinations) without the approval of a majority of the Board, nor shall the Company issue shares of Common Stock, or options to purchase Common Stock, to employees of or consultants to the Company or any of its subsidiaries or affiliates other than pursuant to such plans without the approval of a majority of the Board.

3.14 Certain Covenants Relating to SBA Matters.

(a) Use of Proceeds. The proceeds from the issuance and sale of the Series E-5 Stock pursuant to the Purchase Agreement (the “Proceeds”) shall not be used to redeem shares of capital stock of the Company. The Company shall provide each Investor which is a licensed Small Business Investment Company (an “SBIC Investor”) and the Small Business Administration (the “SBA”) reasonable access to the Company’s books and records for the purpose of confirming the use of Proceeds.

(b) Business Activity. For a period of one year following the Second Closing under the Purchase Agreement the Company shall not change the nature of its business activity if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

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(c) Compliance. So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

(d) Information for SBIC Investor. At such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor’s financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company’s business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. Any submission of any financial information under this Section shall include a certificate of the Company’s president, chief executive officer or chief financial officer.

3.15 Board Observation Rights.

(a) For so long as Shepherd is a Major Investor, the Company shall allow one representative designated by Shepherd (the “Shepherd Representative”) to attend all meetings of the Board and committees thereof in a nonvoting capacity, and in connection therewith, the Company shall deliver to the Shepherd Representative, concurrently with the delivery to the directors, copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board or members of any committees thereof (the “Materials”); provided, however, that the Company reserves the right to exclude the Shepherd Representative from access to any Materials or meeting or portion thereof if the Board determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The decision of the Board with respect to the privileged nature of such information shall be final and binding.

(b) For so long as Essex Woodlands Health Ventures Fund VIII, L.P. (together with its affiliates, including its Affiliated Entities, in the aggregate) (“Essex”) is a Major Investor, at any time there is no individual designated by Essex serving on the Board, the Company shall allow one representative designated by Essex (the “Essex Representative”) to attend all meetings of the Board and committees thereof in a nonvoting capacity, and in connection therewith, the Company shall deliver the Materials to the Essex Representative, concurrently with the delivery to the directors; provided, however, that the Company reserves the right to exclude the Essex Representative from access to any Materials or meeting or portion thereof if the Board determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The decision of the Board with respect to the privileged nature of such information shall be final and binding.

(c) For so long as Essex Capital Corporation (collectively with its designees, “Essex Capital”) is a Major Investor, at any time there is no individual designated by Essex Capital serving on the Board, the Company shall allow one representative designated by Essex Capital (the “Essex Capital Representative”) to attend all meetings of the Board and committees thereof in a nonvoting capacity, and in connection therewith, the Company shall deliver the Materials to the Essex Capital Representative, concurrently with the delivery to the directors; provided, however, that the Company reserves the right to exclude the Essex Capital Representative from access to any Materials or meeting or portion thereof if the Board determines in good faith upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The decision of the Board with respect to the privileged nature of such information shall be final and binding. Notwithstanding Section 3.1(b), Essex Capital shall be

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deemed a “Major Investor” under this Agreement so long as Essex Capital holds shares of Company Preferred Stock having an aggregate original issue price of at least $2,999,998 (as adjusted for stock splits, combinations and the like).

3.16 Committee Rights. Each standing committee of the Board shall include at least one director elected by the holders of the Company’s Series E-5 Preferred Stock as a member of such committee.

3.17 Amended and Restated Certificate of Incorporation. Promptly following the Second Closing (as defined in the Purchase Agreement), the Company and the Investors shall take such actions as are necessary to file an amended and restated certificate of incorporation eliminating the Prior Preferred (as defined in the Charter).

3.18 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the closing of an Initial Offering that satisfies the criteria set forth in Article IV, Section 5(l)(i) of the Charter (other than the provisions of Section 3.1(a) and Sections 3.5 through 3.14, which shall expire only upon an Initial Offering that satisfies the criteria set forth in Article IV, Section 5(l)(i)(B) or (C) of the Charter), (ii) upon an “Asset Transfer” or “Acquisition”, each as defined in the Company’s Charter (a “Change of Control”) or (iii) upon a liquidation, dissolution or winding up of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

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4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at the same price and upon the same general terms and conditions specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the closing of an Initial Offering that satisfies the criteria set forth in Article IV, Section 5(l)(i)(B) or (C) of the Charter or (ii) a Change in Control. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.5.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) up to 5,084,877 shares of Common Stock and/or options, warrants or other Common Stock purchase rights, or such greater amount approved by the Board pursuant to Section 3.13, and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by two-thirds of the members of the Board of Directors;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, and Equity Securities issued in connection with that certain Note Purchase Agreement;

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(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, licensing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by two-thirds of the members of the Board of Directors; and

(h) any Equity Securities issued by the Company pursuant to the terms of the Purchase Agreement.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applicable to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Investors holding a majority of the Preferred Stock (on an as converted to Common Stock basis) and Common Stock issued on conversion of the Preferred Stock (voting together as a single class on an as converted to Common Stock basis) held by all Investors.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Investors

20.

holding a majority of the Preferred Stock (on an as converted to Common Stock basis) and Common Stock issued on conversion of the Preferred Stock (voting together as a single class on an as converted to Common Stock basis) held by all Investors.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (c), (e) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by signatures delivered by e-mail or facsimile.

21.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) three (3) years following the Company’s Initial Offering that satisfies the criteria set forth in Article IV, Section 5(l)(i)(B) or Article IV, Section 5(l)(i)(C) of the Company’s Charter, (ii) an Acquisition or Asset Transfer as defined in the Company’s Amended Certificate of Incorporation, or (iii) a liquidation, dissolution or winding up of the Company.

5.15 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company and the holders of a majority in interest of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement. Each of the Prior Investors acknowledge and agree that the execution and delivery by the Company of this Agreement, the Purchase Agreement and the additional Related Agreements and the performance by the Company of its obligations thereunder do not constitute a default under the provisions of the Prior Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

22.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne,
President and Chief Executive Officer

2400 Bayshore Parkway, Suite 100
Mountain View, CA 94043

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ASANA HOLDINGS, LLC

By:	/s/ John H. Perry III

Print Name:	John H. Perry III

Title:	Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

CNF INVESTMENTS II, LLC

By:	/s/ Robert J. Flanagan

Print Name:	Robert J. Flanagan

Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

DELPHI VENTURES VIII, L.P.

By:	Delphi Management Partners VIII, LLC,
its General Partner

By:	/s/ David L. Douglass
	Name:	David L. Douglass
	Title:	Managing Member

DELPHI BIOINVESTMENTS VIII, L.P.

By:	Delphi Management Partners VIII, LLC,
its General Partner

By:	/s/ David L. Douglass
	Name:	David L. Douglass
	Title:	Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Douglas Mansfield Petty
DOUGLAS MANSFIELD PETTY

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES FUND V, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES V, LLC
ITS:	GENERAL PARTNER

Signature:	/s/ Phyllis Gardner

Print Name:	Phyllis Gardner

Title:	Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES FUND VIII, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

By:	/s/ Ron Eastman

Print Name:	Ron Eastman

Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-A, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

By:	/s/ Ron Eastman

Print Name:	Ron Eastman

Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-B, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

By:	/s/ Ron Eastman

Print Name:	Ron Eastman

Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

WILLIAM FACTEAU AND LYDIA FACTEAU, TRUSTEES OF THE FACTEAU REVOCABLE TRUST DATED MARCH 3, 2009

Signature:	/s/ Bill Facteau

Print Name:	Bill Facteau

Title:

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Geoffrey and Annette Grant
GEOFFREY AND ANNETTE GRANT

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

NOVAQUEST PHARMA OPPORTUNITIES FUND III, L.P.

By:	Its General Partner, NQ HCIF General Partner, L.P.
By:	Its General Partner, NQ HCIF GP, LTD.

By:	/s/ John Bradley
	Name:	John Bradley
	Title:	Senior Partner and Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

PALO ALTO FUND II, L.P.

BY:	PALO ALTO INVESTORS, LLC.
BY:	GENERAL PARTNER

BY:	PALO ALTO INVESTORS, MANAGER

/s/ Scott R. Smith
Scott R. Smith
Chief Operating Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

SHEPHERD VENTURES II, L.P.

BY:	SHEPHERD MANAGEMENT, L.L.C.
BY:	GENERAL PARTNER

/s/ Richard P. Kuntz
Richard P. Kuntz
Managing Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

TECHNOLOGY PARTNERS FUND VII, L.P.

BY:	TP MANAGEMENT VII, L.L.C.

By:	/s/ James Glasheen, Ph.D.
Managing Member

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.

BY:	TP MANAGEMENT VII, L.L.C.

By:	/s/ James Glasheen, Ph.D.
Managing Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

VCA-RTI PARTNERSHIP

By:	ACH Management, LLC
Its:	Managing Partner.

/s/ Oscar Haynes Morris, Jr.
Oscar Haynes Morris, Jr.
Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BIOTECHNOLOGY DEVELOPMENT FUND IV, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

BIOTECHNOLOGY DEVELOPMENT FUND IV AFFILIATES, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

BDF IV ANNEX FUND, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ David Styka
DAVID STYKA

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

DAN AND BRENDA BROWNE LIVING TRUST

Signature:

Print Name:

Title:

/s/ L. Daniel Browne
L. DANIEL BROWNE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Michael D. Dake, M.D.
MICHAEL D. DAKE, M.D.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

SHAH INVESTORS, LP

Signature:	/s/ Mahendra Shah

Print Name:	Mahendra Shah

Title:	Managing Partner

/s/ L. Daniel Browne
L. DANIEL BROWNE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Lisa Perry
LISA PERRY

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

KUNG FAMILY TRUST DATED 02/08/02

Signature:	/s/ Frank Kung

Print Name:	Frank Kung

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Christopher C. Dewey
CHRISTOPHER C. DEWEY

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ESSEX CAPITAL CORPORATION

Signature:	/s/ Ralph T. Iannelli

Print Name:	Ralph T. Iannelli

Title:	President

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BSYE LLC

Signature:	/s/ Ralph T. Iannelli

Print Name:	Ralph T. Iannelli

Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

SVB FINANCIAL GROUP

Signature:	/s/ Scott Newman

Print Name:	Scott Newman

Title:	Portfolio and Funding Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Kevin Knight
KEVIN TYLER KNIGHT

KNIGHT MARKETING COMMUNICATIONS INC. DEFINED BENEFIT PENSION PLAN

Signature:	/s/ Kevin Knight

Print Name:	Kevin Knight

Title:

/s/ Kelsey Margaret Knight
KELSEY MARGARET KNIGHT

/s/ Tyler Phillips Knight
TYLER PHILLIPS KNIGHT

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

LIGHTHOUSE CAPITAL PARTNERS IV, L.P.

By: Lighthouse Management Partners IV, L.L.C.
Its: Managing Partner

/s/ Thomas Conneely
Name:	Thomas Conneely
Title:	Vice President

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: Lighthouse Management Partners V, L.L.C.
Its: Managing Partner

/s/ Thomas Conneely
Name:	Thomas Conneely
Title:	Vice President

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

LEADER LENDING, LLC – SERIES A

By: Leader Ventures, LLC Its Investment Manager

/s/ Robert W Molke
Name:	Robert W Molke
Title:	Managing Director

LEADER LENDING, LLC – SERIES B

By: Leader Ventures, LLC Its Investment Manager

/s/ Robert W Molke
Name:	Robert W Molke
Title:	Managing Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

HORIZON CREDIT I LLC
By: Compass Horizon Fund Company LLC, its sole member
By: Horizon Technology Finance Corporation, its sole member

/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS: MAKOWER FAMILY TRUST U/D/T DATED 5/6/97

/s/ Joshua Makower
Name:	Joshua Makower
Title:	Trustee

/s/ Joshua Makower
JOSHUA MAKOWER

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS: NIAGARA GORGE VENTURE PARTNERS, LLC

/s/ Scott Friedman
Name:	Scott Friedman
Title:	Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

/s/ Vicente Trelles
VICENTE TRELLES

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS: BARRETT FAMILY TRUST

/s/ Gregory A. Barrett
Name: Gregory A. Barrett
Title: Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS: HUNT-BIOVENTURES, L.P.

Signature:	/s/ Michael T. Bierman
Name:	Michael T. Bierman
Title:	Managing Director

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Delphi Ventures VIII, L.P.

Delphi BioInvestments VIII, L.P.

NovaQuest Pharma Opportunities Fund III, L.P.

Medicis Pharmaceutical Corporation

Essex Woodlands Health Ventures Fund VIII, L.P.

Essex Woodlands Health Ventures Fund VIII-A, L.P.

Essex Woodlands Health Ventures Fund VIII-B, L.P.

Essex Woodlands Health Ventures Fund V, L.P.

Essex Capital Corporation

Shepherd Ventures II, L.P.

Technology Partners Fund VII, LP

Technology Partners Affiliates VII, LP

CNF Investments II, LLC

Kevin Tyler Knight

Knight Marketing Communications Inc. Defined Benefit Pension Plan

Kelsey Margaret Knight

Tyler Phillips Knight

Biotechnology Development Fund IV, L.P.

Biotechnology Development Fund IV Affiliates, L.P.

BDF IV Annex Fund, L.P.

Palo Alto Fund II, L.P.

Niagara Gorge Venture Partners, LLC

Dan and Brenda Browne Living Trust

Makower Family Trust U/D/T dated 5/6/97

Richard Saxon

Donald Ponec

David Styka

Flea Street Translational, LLC

L. Daniel Browne

Joshua Makower

Ziv J. Haskal

Michael D. Dake, M.D.

Bobby Purkait

Geoffrey D. Rubin

Kevin Day

Barry Katzen, M.D.

Eberhard Grube, M.D.

Amir Houshang Motamedi

Parivash Motamedi Tabatabai

Arash Padidar

Lindsay Machan

EXHIBIT A

SCHEDULE OF INVESTORS

Biomedical Sciences Investment Fund Pte Ltd

BSYE LLC

Erulla Partners, LLC

PAC-LINK Bio Venture Capital Investment Corporation

Asana Holdings, LLC

Alan L Heller Living Trust 1989

Geoffrey and Annette Grant

Legacy Capital Partners

Greg Tebbe

Dyett Family Trust

Berti Prough Trust

Stephen K. Bone and Patricia L. Bone Trust

Gloria G. Coolidge

Lisa Perry

Fitz Partners

Sheldon Rubin & Rubin, Co-Trustees of the Sheldon Rubin and Ann Rubin 2004 Revocable Intervivos Trust

Lighthouse Capital Partners IV, L.P.

Lighthouse Capital Partners V, LP

Ponec Family Trust dated 01/12/1993

Saxon 2002 Family Trust dated 05/25/02

Kung Family Trust Dated 02/08/02

Shah Investors, LP

William Facteau and Lydia Facteau, Trustees of the Facteau Revocable Trust Dated March 3, 2009

Douglas Mansfield Petty

VCA-RTI Partnership

Christopher C Dewey

SVB Financial Group

Horizon Credit I LLC

Leader Lending, LLC – Series A

Leader Lending, LLC – Series B

Vicente Trelles

Barrett Family Trust

Hunt-BioVentures, L.P.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE